Exhibit 10.2

NON-QUALIFIED STOCK OPTION AGREEMENT

Under The ADDvantage Technologies Group, Inc.
1998 Incentive Stock Plan

This NON-QUALIFIED STOCK OPTION AGREEMENT (the “Agreement”), made and entered into as of April 2, 2012, by and between ADDvantage Technologies Group, Inc., an Oklahoma corporation (the “Company”), and the below named employee of the Company (the “Optionee”);

WITNESSETH:

WHEREAS, in consideration of the presently existing relationship between the Company and the Optionee, and as an additional inducement to Optionee to maintain his relationship with the Company and in order to provide a means for Optionee to acquire a proprietary interest in the Company, it is agreed between the Company and Optionee as follows:

1.            Defined Terms.  As used herein, the following terms shall have the following meanings:

(a)          “Plan” shall mean the ADDvantage Technologies Group, Inc. 1998 Incentive Stock Plan, including any amendments thereto.

(b)          “Optionee” shall mean ___________________.

(c)          “Option Shares” shall mean ________ shares of the $.01 par value Common Stock of the Company.

(d)          “Expiration Date” shall mean ________________.

(e)          “Exercise Price” shall mean $______ per share.

(f)           “Board” shall mean the Board of Directors of the Company.

2.           Option Grant.  The Company hereby grants to Optionee, subject to the terms hereof and the terms of the Plan, the right and option to purchase all or any part of the Option Shares on or before the Expiration Date (the “Option”); provided, however, that the Option shall mature and become exercisable __________________________________________________.  No exercise as to a portion of the Option Shares shall preclude a later exercise or exercises as to additional portions.  The Option shall be exercisable only (a) as provided in paragraph 3(b) hereof, (b) during such time as Optionee remains in the employ of the Company, (c) in the event of disability (for purposes of this Agreement, Optionee shall be considered disabled if he/she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months) during employment, until the Expiration Date, or (d) in the event of death during employment, until the earlier of the Expiration Date or one year after Optionee's death.

3.           Terms and Conditions of the Option.  The Option shall be subject to the following terms and conditions:

(a)          Exercise Price.  The price to be paid for each of the Option Shares with respect to which the Option is exercised shall be the Exercise Price.

(b)          Exercise of Option.  The Option shall be exercisable as specified herein and in the Plan.  Payment of the Exercise Price for the number of shares as to which the Option is being exercised may be (i) in cash, (ii) in shares of Common Stock held by the Optionee having an aggregate fair market value, as determined as of the close of business on the day on which such Option is exercised, equal to the Exercise Price, (iii) if permitted by the Board, by delivery of Optionee's promissory note in the amount of the Exercise Price, which note shall provide for full personal liability of the maker and shall contain such other terms and provisions as the Board may determine, (iv) by delivery of irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds necessary to pay for all Common Stock acquired through such exercise and any tax withholding obligations resulting from such exercise, (v) by the withholding by the Company, pursuant to a written election delivered by the Optionee to the administrator of the Plan on or prior to the date of exercise, from the shares of Common Stock issuable upon any exercise of the Option that number of shares having a fair market value as of the close of business on the day on which such Option is exercised equal to such Exercise Price, (vi) by constructive delivery of shares of Common Stock held by the Optionee having an aggregate fair market value, as determined as of the close of business on the day of exercise, equal to the Exercise Price effected through providing the Company with a notarized statement on or before the day of exercise attesting to the number of shares owned by the Optionee that will serve as the Exercise Price payment shares, or (vii) by a combination of such methods.  The Option shall not be exercisable with respect to fractions of a share.

(c)          Notice of  Exercise.  Each exercise of the Option shall be by written notice to the Company.  Each such notice shall state the number of Option Shares with respect to which the Option is being exercised and shall specify a date, not less than five nor more than ten days after the date of such notice, as the date on which the shares will be delivered and payment made therefor at the principal offices of the Company.  If any law or regulation requires the Company to take any action with respect to the shares specified in such notice, then the date for delivery of such shares against payment therefor shall be extended for the period necessary to take such action.  In the event of any failure to pay for the number of shares specified in such notice on the date set forth therein, subject to such date being extended as provided above, the Option shall terminate with respect to such number of shares, but shall continue with respect to the remaining shares covered by this Agreement and not yet acquired by exercise of the Option or any portion thereof.

(d)          Investment Representation.  If shares of stock issued pursuant to exercise of the Option have not been registered under the Securities Act of 1933, as amended, and in the opinion of counsel for the Company such stock can be issued without such registration only in a so-called “private placement” (i.e., “transactions by an issuer not involving any public offering” exempted by Section 4(a) of said Act, so that such stock constitutes so-called “investment stock”), Optionee agrees to represent and warrant in writing at the time of any exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares, and further agrees that shares so acquired may be appropriately legended and will be sold or transferred only in accordance with the rules and regulations of the Securities and Exchange Commission or any applicable law, regulation, or rule of any governmental agency.

(e)          Taxes.  Optionee shall pay all original issue or transfer taxes and all other fees and expenses incident to the issue, transfer, or delivery of Option Shares.

(f)           No Rights Until Issue.  No right to vote or receive dividends or any other rights as a stockholder of the Company shall exist with respect to the Option Shares, notwithstanding the exercise of the Option, until the issuance to the Optionee of a stock certificate or certificates representing such shares.

(g)          Anti-Dilution.  In the event of a merger, consolidation, reorganization, recapitalization, stock dividend, “split-up” or other change in the corporate structure or capitalization of the Company, the number of Option Shares and the Exercise Price shall be subject to appropriate adjustments as described in the Plan.

The Option is also subject to, and, by accepting and executing this Agreement, Optionee agrees to be bound by, all of the terms, provisions, limitations and conditions of the Plan.

4.           Cancellation or Reduction.  The Board may elect to cancel the Option or reduce the number of Option Shares at any time prior to the exercise of the Option, as described in the Plan.

5.           The Plan; Tax Withholding.  Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof and hereby accepts the Option subject to all such terms and provisions.  Optionee hereby authorizes the Company to withhold in accordance with applicable law from any compensation payable to Optionee any income taxes required to be withheld by federal, state or local law as a result of the exercise of the Option and agrees that payment of such withholding taxes shall be a condition precedent to the exercise of any option hereunder.

6.           Binding Agreement.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, trustees, successors and assigns.

EXECUTED as of the day and year first above written.

ADDVANTAGE TECHNOLOGIES GROUP, INC.

____________________________
Name:
Title:

Optionee

_______________________________
Name: